Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Watts Water Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333‑188669, 333-142714, 33-64627, 333-108699 and 333-115968) on Form S-8 and (Nos. 333-85862 and 333-203131) on Form S-3 of Watts Water Technologies, Inc. of our report dated February 23, 2018, with respect to the consolidated balance sheets of Watts Water Technologies, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement Schedule II-Valuation and Qualifying Accounts (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 annual report on Form 10‑K of Watts Water Technologies, Inc.

/s/ KPMG LLP

Boston, Massachusetts
February 23, 2018